DECLARATION OF TRUST

    This Declaration of Trust, dated as of April 9, 1997 (this "Declaration of Trust"), among (i) Banknorth Group, Inc., a Delaware corporation, as sponsor (the "Sponsor"), (ii) The First National Bank of Chicago, a national banking association, as property trustee (the "Property Trustee"), (iii) First Chicago Delaware Inc., a Delaware corporation, as trustee (the "Delaware Trustee"), and
(iv) Thomas J. Pruitt, Neal E. Robinson and James D. Adams, each an individual, as trustees (each an "Administrative Trustee") (each of such trustees in (ii), (iii) and (iv) a "Trustee" and collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

            1.The trust created hereby (the "Trust") shall be known as "Banknorth Capital Trust I" in which name the Trustees, or the Sponsor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

            2. The Sponsor hereby assigns, transfers conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

            3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

            4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare one or more offering memoranda in preliminary and final form relating to the offering and sale of Capital Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such other forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or
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desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market and, if and at such time as determined by the Sponsor, to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Capital Securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust One or more purchase agreements, dealer manager agreements, escrow agreements and other related agreements providing for or relating to the sale of the Capital Securities of the Trust.

            5. This Declaration of Trust may be executed in one or more counterparts.

            6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Sponsor.

            7. First Chicago Delaware Inc., in its capacity as Trustee, shall not have the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

            8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).


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      IN WITNESS WHEREOF, The parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                                    BANKNORTH GROUP, INC.,
                                    as Sponsor


                                    By: /s/ William H. Chadwick
                                        ----------------------------------------
                                        Name:  William H. Chadwick
                                        Title: President & Chief Executive
                                               Officer

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Property Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    FIRST CHICAGO DELAWARE INC.,
                                    as Delaware Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    /s/ Thomas J. Pruitt
                                    --------------------------------------------
                                    Thomas J. Pruitt, as Administrative Trustee


                                    /s/ Neal E. Robinson
                                    --------------------------------------------
                                    Neal E. Robinson, as Administrative Trustee


                                    /s/ James D. Adams
                                    --------------------------------------------
                                    James D. Adams, as Administrative Trustee


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